UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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Soliciting Material Pursuant to §240.14a-12

HILL INTERNATIONAL, INC.
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One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103
April 30, 2021
Dear Fellow Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Hill International, Inc. (the “Company”). The meeting will be held at One Commerce Square, 2005 Market Street, 1st Floor, Philadelphia, Pennsylvania on Monday, June 7, 2021 at 10:00 a.m. Eastern Time.
The Board of Directors is recommending a highly qualified and experienced slate of director nominees for election to the Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect two directors; (2) provide an advisory vote to approve the Company’s named executive officer compensation; (3) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; and (4) take action upon any other business as may properly come before the Annual Meeting.
The accompanying materials include the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.
On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of our Company.
Sincerely,
Raouf S. Ghali,
Chief Executive Officer and President

One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2021
To our Stockholders:
Hill International, Inc. (the “Company”) will hold its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) at One Commerce Square, 2001 Market Street, 1st Floor, Philadelphia, Pennsylvania 19103 on Monday, June 7, 2021, at 10:00 a.m. Eastern Time, for the following purposes:
1.
To elect two directors of the Company;

2.
To provide an advisory vote to approve the Company’s named executive officer compensation;

3.
To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021; and

4.
To transact such other business as may properly come before the meeting or any and all adjournments or postponements of the meeting.

Only holders of record of common stock of the Company at the close of business on April 23, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
We intend to hold the Annual Meeting in person, but we are actively monitoring the coronavirus pandemic (COVID-19). We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person or we otherwise determine that alternative arrangements are necessary, we will announce those alternative arrangements as promptly as practicable. Please refer to our Proxy Statement for where to find additional information on such announcements, if any.
It is important that your shares be represented and voted at the meeting. If you are a stockholder of record and do not plan to attend the meeting, please mark, sign, date and promptly mail the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting. If you do not hold your shares of record and you do not plan to attend the meeting, please follow the instructions provided by your broker, bank or other nominee to ensure that your shares are voted.
By Order of the Board of Directors,
William H. Dengler, Jr., Executive Vice President, Chief Administrative Officer
and Corporate Secretary
April 30, 2021
Philadelphia, Pennsylvania

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2021
The Proxy Statement and our 2020 Annual Report to stockholders are available at our website at www.hillintl.com, in the “Investors” section.

2021 PROXY STATEMENT
This 2021 Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by Hill International, Inc. (“Hill” or the “Company”) on behalf of the Board of Directors (the “Board”) for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Monday, June 7, 2021, and at any meeting following adjournment or postponement of the annual meeting. We are first mailing this Proxy Statement and proxy card (including voting instructions) on or about May 4, 2021, to persons who were stockholders at the close of business on April 23, 2021, the record date for the meeting. Also, this Proxy Statement contains certain information that the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”) require Hill to provide annually to stockholders.
The Annual Meeting is scheduled to begin at 10:00 a.m. Eastern Time on June 7, 2021 at One Commerce Square, 2001 Market Street, 1st Floor, Philadelphia, Pennsylvania 19103. Stockholders will be admitted beginning at 9:30 a.m. Eastern Time. The Board has designated Raouf S. Ghali and William H. Dengler, Jr. to vote the shares represented by proxies at the Annual Meeting in the matter indicated by the proxies.
We intend to hold the Annual Meeting in person, but we are actively monitoring the coronavirus pandemic (COVID-19). We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person or we otherwise determine that alternative arrangements are necessary, we will announce those alternative arrangements as promptly as practicable. Any alternative arrangements may include supplementing the in person meeting with a courtesy dial-in number by which stockholders could listen to the meeting or holding the meeting by means of remote communication. Please monitor our press releases and filings with the Securities Exchange Commission for updated information. If you are planning to attend the Annual Meeting, please check our press releases available at http://ir.hillintl.com/press-releases in the days leading up to the meeting date. As always, we encourage you to vote your shares by proxy before the Annual Meeting regardless of whether you intend to attend in person.
VOTING
Who Can Vote
You are entitled to vote at the annual meeting all shares of the Company’s common stock that you held as of the close of business on April 23, 2021, the record date for voting at the Annual Meeting. On April 23, 2021, there were 56,626,168 shares of common stock outstanding. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting.
Determining the Number of Votes You Have
The enclosed proxy card indicates the number of shares of common stock that you own. Each share of common stock is entitled to one vote with respect to each matter properly brought before the meeting.
How to Vote If You Are a Stockholder of Record
By Mail — Stockholders may vote their shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided with this Proxy Statement. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted.
At the Annual Meeting — Only our stockholders and invited guests may attend the Annual Meeting. Refer to “How to Attend the Annual Meeting” for further information regarding admission to the Annual Meeting.
You will need to bring picture identification to the meeting. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), you must also bring your most recent brokerage statement to the meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the meeting. Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and only if you bring such proxy to the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.
For the election of directors, you can specify whether your shares should be voted for all, some or none of the nominees for director listed. Our Board urges you to use the enclosed proxy card to vote based on its recommendations, including FOR ALL of the nominees for director listed and FOR the advisory vote to approve the Company’s named executive officer compensation.
If you submit a proxy to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement, specifically for all our nominees for director and for the advisory approval of the Company’s named executive officer compensation. If any other matters are properly presented at the Annual Meeting for consideration, then the persons named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of 2021 Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.
How to Vote If Your Shares Are Held in Street Name
If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1) or the advisory approval of the Company’s named executive officer compensation (Proposal 2). Brokerage firms do, however, have the authority under applicable rules to vote shares on certain matters when their customers do not provide voting instructions; such as the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021 (Proposal 3). We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.
Voting by Employees Participating in 401(k) Plan
If you are an employee of the Company and participate in the Hill International Inc. 401(k) Retirement Savings Plan (the “Plan”), the enclosed voting instruction form indicates the aggregate number of shares of common stock credited to your account as of April 23, 2021, the record date for voting at the Annual Meeting. If you timely submit your voting instructions to the Plan’s trustee (the “Trustee”) by following the instructions on the enclosed voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee will vote your Plan shares in the same proportion as the shares for which the Trustee receives voting instructions from other participants in the Plan. The Trustee must receive your voting instructions no later than June 3, 2021. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the Annual Meeting.
Receipt of Multiple Proxy Cards
Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card you receive.

Revocation of Proxies
You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Secretary in writing at Secretary, Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103 that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.
Required Vote
Proposal 1: Election of Directors.   Our Board of Directors has determined that this year’s election will be considered uncontested, so majority voting will apply to the election of directors at the Annual Meeting. Nominees receiving a majority of votes cast “for” their election will be elected as a director; the votes cast “for” a nominee must exceed the votes cast “withheld” for such nominee.
If you do not vote for a particular nominee, or if you indicate on your proxy card that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee. If stockholders do not elect a nominee who is already serving as a director, Delaware law provides that the director would continue to serve on the Board as a “holdover director,” rather than causing a vacancy, until a successor is duly elected or until the director resigns. In addition, if you hold shares of common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee. Abstentions and broker non-votes do not constitute a vote “for” or “withheld” as to a director.
Pursuant to our Amended and Restated Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by March 6, 2021. We did not receive any such nominations, and no other nominations for election to our Board may be made by stockholders at the Annual Meeting.
If for some reason any of the Board’s director nominees are unable to serve, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees. As of the date of the Notice of 2021 Annual Meeting of Stockholders, we knew of no reason why any of the Board’s nominees would be unable or for good cause unwilling to serve as a director if elected.
Proposal 2: Advisory vote on the approval of the Company’s named executive officer compensation.   The votes cast “for” this proposal must exceed the votes cast “against” such proposal for this proposal to pass. In addition, if you hold shares of common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares either “for” or “against” the approval of the Company’s named executive officer compensation unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote. Abstentions and broker non-votes do not constitute a vote “for” or “against” this proposal and will be disregarded in the calculation of “votes cast.”
Proposal 3: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021.   The votes cast “for” this proposal must exceed the votes cast “against” such proposal for this proposal to pass. In addition, if you hold shares of common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary may exercise discretionary authority on those shares to vote either “for” or “against” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021, unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote. Abstentions do not constitute a vote “for” or “against” this proposal and will be disregarded in the calculation of “votes cast.”

Broker non-votes
A broker non-vote occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a stockholders meeting. Under the NYSE rules, “non-routine” matters include the election of directors (Proposal 1) and the vote, on an advisory basis, on the approval of the Company’s named executive officer’s compensation (Proposal 2). Under applicable rules, a brokerage firm has the authority to vote shares on certain matters when their customers do not provide voting instructions, such as the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021 (Proposal 3).
If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the Annual Meeting for Proposals 1 and 2. Otherwise, your bank, broker or other nominee will not be able to vote your shares on these “non-routine” matters.
Cost of this Proxy Solicitation
The cost of preparing, printing and mailing the proxy materials and soliciting proxies is paid for by the Company. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the Company’s common stock as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares will help to avoid additional expense.
How to Attend the Annual Meeting
Registered stockholders may be admitted to the meeting upon providing picture identification. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), you must also bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the meeting.
Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the Annual Meeting.
Quorum
A quorum of stockholders is necessary to transact business at the 2021 Annual Meeting. A quorum exists if the holders of at least a majority of the shares of common stock entitled to vote are present either in person or by proxy at the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum exists.
2022 Stockholder Proposals
At each annual meeting, stockholders are asked to elect directors to serve on the Board. The Board or stockholders may submit other proposals to be included in the proxy statement. To be considered for inclusion in the 2022 Annual Meeting Proxy Statement, stockholder proposals must meet the requirements of SEC Rule 14a-8 and must be received no later than December 31, 2021. After such date, any shareholder proposal will be considered untimely and may be excluded from consideration at the meeting. Our Amended and Restated Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal or nomination included in our proxy statement. If our 2022 Annual Meeting is held no more than 30 days prior to and no later than 70 days after the anniversary date of our 2021 Annual Meeting, our Amended and Restated Bylaws currently require that notice of such proposals or nominations for our 2022 Annual Meeting be received by us during the period from February 7,

2022 to March 9, 2022. Any such notice must satisfy the other requirements in our Amended and Restated Bylaws applicable to such proposals and nominations.
Householding Information
SEC regulations permit the Company to send a single set of proxy materials, which includes this Proxy Statement, the Annual Report to Stockholders and the Notice of Internet Availability of Proxy Materials, to two or more stockholders that share the same address. Each stockholder will continue to receive his or her own separate proxy card. Upon written or oral request, the Company will promptly deliver a separate set of proxy materials to a stockholder at a shared address that only received a single set of proxy materials for this year. If a stockholder would prefer to receive his or her own copy, please contact William H. Dengler, Jr., Corporate Secretary, at the Company’s principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; or by email addressed to hil@openboard.info. Similarly, if a stockholder would like to receive his or her own set of the Company’s proxy materials in future years or if a stockholder shares an address with another stockholder and both would like to receive only a single set of the Company’s proxy materials in future years, please contact Mr. Dengler.
What am I being asked to vote on and what are the Board of Directors’ recommendations?
The following table lists the proposals scheduled to be voted on, the vote required for approval of each proposal and the effect of abstentions and broker non-votes:
Proposal	Board Recommendation	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards
Election of Directors (Proposal One)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR”
Advisory Vote on Compensation of Named Executive Officers (Proposal Two)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR”
Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for 2021 (Proposal Three)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR”
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. UNDER NO CIRCUMSTANCES DOES THE DELIVERY OF THIS PROXY STATEMENT CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board is divided into three classes. One class is elected each year for a term of three years.
Two directors will be elected at this Annual Meeting, both of whom will serve for a three-year term expiring at our annual meeting in 2024. Upon the recommendation of the Governance and Nominating Committee, the Board has nominated Arnaud Ajdler and Raouf S. Ghali to serve for terms expiring in 2024.
The persons named in the proxy card will vote such proxy “for” the election of each of Mr. Ajdler and Mr. Ghali unless you indicate that your vote should be withheld. If elected, each of Mr. Ajdler and Mr. Ghali will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Each of Mr. Ajdler and Mr. Ghali has indicated to the Company that they will serve if elected and have consented to be named in this proxy. We do not anticipate that Mr. Ajdler and Mr. Ghali will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board upon the recommendation of the Governance and Nominating Committee.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR ALL” THE ELECTION OF MR. AJDLER AND MR. GHALI AS DIRECTORS.
NOMINEES FOR DIRECTOR — TERM EXPIRING IN 2024
ARNAUD AJDLER has been a director since October 2018. Mr. Ajdler has served as the managing partner for Engine Capital L.P., a value-oriented investment firm, since 2013. Mr. Ajdler, who was a member of Hill’s Board from June 2006 to June 2009, currently sits on the boards of Stewart Information Services Corporation (NYSE:STC) and StarTek, Inc. (NYSE:SRT). He earned a BS in Mechanical Engineering from the Free University of Brussels, Belgium, an MS in Aeronautics from the Massachusetts Institute of Technology (MIT), and an MBA from Harvard Business School. Age: 44
RAOUF S. GHALI has been our President and a member of our board since August 2016 and our Chief Executive Officer since October 2018. Prior to that, he was Chief Operating Officer from January 2015 to October 2018, President of our Project Management Group (International) from January 2005 to January 2015, Senior Vice President in charge of project management operations in Europe, North Africa and the Middle East from 2001 to 2004, and Vice President from 1993 to 2001. Prior to joining us, he worked for Walt Disney Imagineering from 1988 to 1993. Mr. Ghali earned both a B.S. in business administration and economics and an M.S. in business organizational management from the University of LaVerne. Age: 58
CONTINUING DIRECTORS — TERM EXPIRING IN 2022
DAVID SGRO has been our Chairman since October 2018 and a director since August 2016. Mr. Sgro is a Senior Managing Director of Crescendo Partners, L.P. and has held various positions at Crescendo Partners since May 2005. He is also a Managing Member and Head of Research for Jamarant Capital, a private investment fund. Mr. Sgro also serves as an officer and the Chairman of Allegro Merger Corp. (NASDAQ:ALGRU). Mr. Sgro has been a director and a former chairman of the audit committee of and Pangaea Logistics Solutions Ltd. (NASDAQ:PANL), since October 2014, and a director and chairman of the audit committee of BSM Technologies Inc., since June 2016. He was previously a director of NextDecade Corporation and Imvescor Restaurant Group Inc., a director, and chairman of the audit committee, of ComDev International, a director, and chairman of the audit committee of SAExploration Holdings, Inc. (NASDAQ:SAEX), a director of Bridgewater Systems, Inc., and a director of Primoris Services Corporation (NASDAQ:PRIM). Mr. Sgro also served as an officer and director of Harmony Merger Corp., from March 2015 until its merger with NextDecade in July 2017; Quartet Merger Corp., from October 2013 until its merger with Pangaea Logistics Solutions Ltd. in October 2014; and as an officer and director of Trio Merger Corp., from March 2011 until its merger with SAExploration Holdings in June 2013. Prior to joining Crescendo Partners, Mr. Sgro held analyst positions with Management Planning, Inc. and MPI Securities, Inc. Mr. Sgro is a Chartered Financial Analyst (CFA) Charterholder and holds a B.S. in Finance from The College of New Jersey and an M.B.A. from Columbia Business School. Age: 44
GRANT G. McCULLAGH has served as the Executive Chairman of BEK Building Group since 2015, an Executive Vice President of Pernix Group, Inc. since 2014 and as Managing Director of TTWiiN, LLC since 2018. Mr. McCullagh has served in numerous management roles within the engineering and construction industry including as Chairman and CEO of LTC Corporation from 2012 to 2014, former Chairman and Chief Executive Officer of Global Integrated Business Solutions, LLC from 2005 to 2012, and previously co-founding McClier Corporation and serving as its CEO and Chairman. McClier was acquired by AECOM in 1996, where Mr. McCullagh served as an Executive Vice President and later Vice Chairman until 2004. Mr. McCullagh has a Master of Business Administration from the University of Chicago, a Master of Architecture from the University of Pennsylvania, and a Bachelor of Science in Architecture from the University of Illinois at Champaign-Urbana. Age: 70
SUE STEELE has been the Chief Executive Officer of Steele & Partners, a global management consulting firm, since January 2020. Ms. Steele served as the Chief Executive Officer of JMJ Associates from April 2017 to December 2019. From May 2010 to April 2017, Ms. Steele served as Senior Vice President Global Supply Management of Jacobs Engineering Group, Inc. Previously, she worked with several other major engineering and construction firms including CH2MHill as Vice President Operations and BE&K as Vice President-Industrial Services (which is now part of Pernix). Ms. Steele began her career at Florida Power & Light, after receiving her MBA from the University of Miami and BS from Auburn University. Age: 69
CONTINUING DIRECTORS — TERM EXPIRING IN 2023
PAUL J. EVANS has been a director since August 2016 and served as our Interim Chief Executive Officer from May 2017 to September 2018. From 2012-2015 Mr. Evans served as Vice President, Chief Financial Officer and Treasurer of MYR Group, and President of MYR Real Estate Company. From 2010-2011, Mr. Evans was Chief Executive Officer of Conex Energy Corporation, a privately-held company that developed renewable energy projects. From 2002-2009 he served as Treasurer and Corporate Officer of NorthWestern Energy, a multi-state utility that provides electricity and natural gas. Prior to NorthWestern Energy, Mr. Evans held corporate operational finance positions at Duke Energy North America, NRG Energy, and McLane Company, Inc. Mr. Evans is a Certified Public Accountant and holds a B.B.A. in Accounting from Stephen F. Austin State University and Masters of International Management from Thunderbird School of Global Management. Age: 52
JAMES B. RENACCI represented the 16th District of the State of Ohio in the United States House of Representatives from January 3, 2011 until January 3, 2019. Prior to serving in Congress, in 2003 Mr. Renacci formed LTC Management Services, Inc., a management and financial consulting service that had partial ownership of more than 60 businesses, including multiple auto dealerships. Mr. Renacci served as a managing board member of the Arena Football League\. Mr. Renacci is a current board member at Alithya Group, Inc. (NASDAQ: ALYA), Custom Glass, Inc. and the Franklin Center for Global Policy Exchange. Mr. Renacci is a Certified Public Accountant and holds a B.S.B.A. from Indiana University of Pennsylvania. Age: 62
CORPORATE GOVERNANCE
Pursuant to the Delaware General Corporation Law and the Company’s Amended and Restated Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have eight members on our Board. The Board has determined to decrease the number of directors from eight to seven, effective as of this Annual Meeting.
During 2020, the Board held 18 meetings and the committees held a total of 12 meetings. Each director attended more than 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member during the period he or she served as a director in 2020. Although we do not have a policy requiring all directors to attend annual meetings of stockholders, we expect all directors to attend, absent extenuating circumstances. All of our directors attended our 2020 Annual Meeting of Stockholders.
Board Leadership Structure
Our Amended and Restated Bylaws provide that we will have a Chairman who will chair Board meetings and perform such other duties as set forth in our Amended and Restated Bylaws or as otherwise assigned to him by our Board. The Chairman and Chief Executive Officer may be the same person; however, our Board may separate these two positions if it deems it to be in the best interests of our Company and our stockholders to do so. Presently, the Chairman and Chief Executive Officer positions are held by two different individuals.
Role of the Board in Risk Oversight
The Board as a whole has responsibility for risk oversight, with reviews of certain areas conducted by relevant Board committees that report on their findings to the Board. The Board performs its risk oversight in several ways, including through the Board’s Risk Committee. The Risk Committee is responsible for, among other matters, periodically reviewing and monitoring the Company’ enterprise risks, periodically reviewing the Company’s approach to project risk management, periodically reviewing the risk management infrastructure and any material risk management policies adopted by the Company, conducting an annual assessment regarding the Committee’s purpose, duties, and responsibilities, monitoring best practices with respect to risk management and making recommendations as appropriate to management and/or the Board and reading and providing input regarding risk disclosures in financial statements and other public statements regarding risk. The oversight responsibility of the Board and the Board committees is also facilitated by management reporting processes designed to provide information to the Board concerning the identification, assessment and management of critical risks and management’s risk mitigation strategies and practices. These areas of focus include operational, economic, competitive, financial (including accounting, reporting, credit, liquidity and tax), legal, regulatory, compliance, environmental, political and strategic risks. The full Board (or the appropriate Board committee), in concert with the appropriate management within the Company, reviews management reports to formulate risk identification, risk management and risk mitigation strategies. When a Board committee initially reviews management reports, the Chairman of the relevant Board committee briefs the full Board on the specifics of the matter at the next Board meeting. This process enables the Board to coordinate the risk oversight role, particularly with respect to risks spanning more than one operational area. The Compensation Committee reviews compensation policies to ensure that they do not, among other things, encourage unnecessary or excessive risk-taking.
Corporate Governance Guidelines
The Corporate Governance Guidelines adopted by the Board, which include guidelines for determining director independence, are published on the Company’s website at www.hillintl.com, in the “Investors” section, and are available in print to any stockholder upon request. That section of the website makes available the Company’s corporate governance materials, including Board committee charters. Those materials are also available in print to any stockholder upon request.
Committees of the Board of Directors
During 2020, the Board had standing Audit, Compensation, Risk and Governance and Nominating Committees. All members of each committee have been determined by the Board of Directors to be “independent” under applicable NYSE rules. In addition, the Board has determined that each member of the Audit Committee meets SEC independence requirements which require that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from Hill or any of its subsidiaries other than their directors’ compensation. The charter of each committee is available on our website at www.hillintl.com, in the “Investors” section.
Audit Committee
The Audit Committee currently consists of Paul Evans (Chair), Grant McCullagh, James Renacci and Sue Steele. The Board has determined that each member of the Audit Committee is financially literate. The Board has also determined that Paul Evans possesses accounting or related financial management expertise within the meaning of the NYSE listing standards and qualifies as an “audit committee financial expert,” as defined by the rules of the SEC.
The Audit Committee assists the Board in fulfilling its oversight responsibilities by (a) reviewing the financial reports and other financial information provided by Hill to its stockholders, the SEC and others, (b) monitoring the Company’s financial reporting processes and internal control systems, including the remediation of material weaknesses in internal control, (c) retaining Hill’s independent registered public accounting firm, (d) overseeing the Company’s independent registered public accounting firm and internal auditors and (e) monitoring the Company’s compliance with its ethics policies and with applicable legal and regulatory requirements. The Audit Committee also reviews and approves any transactions between Hill and any related parties. During 2020, the Audit Committee met five times. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

Compensation Committee
The Compensation Committee consists of Arnaud Ajdler (Chair), James Renacci and Grant McCullagh. Each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The Compensation Committee oversees Hill’s executive compensation programs. The Compensation Committee reviews and recommends to the Board for approval the compensation arrangements for all of the Company’s executive officers. During 2020, the Compensation Committee met three times. The processes of the Compensation Committee are described below in “Executive Compensation.”
Governance and Nominating Committee
The Governance and Nominating Committee consists of Sue Steele (Chair), Arnaud Ajdler and Paul Evans. The Governance and Nominating Committee oversees matters relating to the evaluation and recommendation to the Board of the persons to be nominated for election as directors at any meeting of stockholders, and the persons to be appointed by the Board to fill any vacancy on the Board.
The Governance and Nominating Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and the then-current membership on the Board. This assessment includes a consideration of independence, diversity, age, skills, experience, and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. In March 2019, the Board adopted a diversity policy which formalized the guiding principles of the Governance and Nominating Committee in its recommendations of candidates to the Board, including seeking a balance in terms of knowledge and competencies of directors as well as seeking candidates for nomination to the Board who represent different genders, ages, cultural communities, geographic areas and other characteristics of the communities in which the Company conducts its business. This policy sets forth an aspirational target that at least 30% of the Board will be composed of women, ethnic minority and racially diverse individuals by June 2021.
The Governance and Nominating Committee carefully considers all director candidates recommended by our stockholders, and the Governance and Nominating Committee does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates. The Company’s Amended and Restated Bylaws set forth minimum qualifications for an individual to serve as a director of the Company. These minimum qualifications provide that no person shall qualify for service or serve as a director of the Company: (a) unless such person is in compliance with all applicable laws and regulatory requirements to which the Company’s directors may be subject in connection with such person’s service as a director, (b) if such person has been convicted in, or entered a plea of nolo contendere with respect to, a criminal proceeding involving fraud, misappropriation or other similar charge during the ten years preceding the date of election, or if such person has been found responsible for or admitted responsibility for fraud, misappropriation or other similar charge in any governmental investigation or proceeding or other civil judicial proceeding during the ten years preceding the date of election, or if such person has been found responsible for or admitted responsibility for any material violation of any foreign, federal or state securities law or federal commodities law during the ten years preceding the date of election, (c) if such person has been convicted of, or entered a plea of nolo contendere with respect to, any felony, (d) if such person serves on the board of directors of more than three other public companies, (e) if such person is a director, officer or holder of more than a five percent (5%) equity interest, directly or indirectly, in a business that competes, directly or indirectly, with the Company, (f) if such person has made or makes any contribution or expenditure in connection with the election of any candidate for political office, including any contribution to any committee supporting such a candidate or to a political party, in any jurisdiction which results in the Company becoming ineligible to conduct its business or any portion thereof, or (g) if such person has ever been the subject of a filing of personal bankruptcy in any jurisdiction, either voluntarily or involuntarily (and in the case of an involuntary filing, if such filing was not dismissed within 60 days) during the ten years preceding the applicable date of election.

Any stockholder who wishes to recommend an individual as a potential nominee for election to the Board should submit such recommendation in writing by mail to Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103, Attn: Chair of Governance and Nominating Committee, together with information regarding the experience, education and general background of the individual and a statement as to why the stockholder believes such individual to be an appropriate candidate for the Board of Directors of Hill. Such recommendation should be provided to Hill no later than the close of business on the 120th day prior to the one-year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. During 2020, the Governance and Nominating Committee held one meeting.
Risk Committee
The Risk Committee consists of Paul Evans (Chair), David Sgro and Grant McCullagh. The Risk Committee oversees matters regarding significant enterprise risks and other risks that may impact the Company’s business and stockholder value as well as the processes that the Company uses to surface, understand and mitigate such risks. During 2020, the Risk Committee met three times.
Majority Voting in Uncontested Elections of Directors
Our Bylaws provide for majority voting in uncontested elections of directors. Plurality voting applies in contested elections. A contested election is one in which the number of nominees exceeds the number of directors to be elected and other conditions are met. In an uncontested election, nominees will be elected directors if they receive a majority of the votes cast (i.e., the number of shares voted “for” a director must exceed the number of votes cast “withheld” from that director, without counting abstentions or broker non-votes); if a nominee is an incumbent director but is not elected, such director is required to tender his or her resignation to the Board promptly following the date of the certification of the election results. The Nominating and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by press release, filing with the SEC or other manner reasonably calculated to inform stockholders) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. In a contested election, the nominees who receive a plurality of the votes cast (i.e., more votes in favor of their election than other nominees) will be elected directors.
Communicating Concerns to Directors
The Company encourages all interested persons to communicate any concern that an officer, employee, director or representative of Hill may have engaged in illegal, dishonest or fraudulent activity, or may have violated Hill’s Code of Ethics and Business Conduct. Such persons may report their concerns or other communications including suggestions or comments to the Board in one of the following ways: by mail sent to William H. Dengler, Jr., Corporate Secretary, at the Company’s principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103; by telephone at (866) 352-2792; or by email addressed to hil@openboard.info. All such communications will be referred to Mr. Dengler who will circulate them to the members of the Board, or in the case of potential violations of the Code of Ethics and Business Conduct, to the Chairman of the Audit Committee. If the communication is directed to a particular director, Mr. Dengler will forward the communication to that director. The Board does not screen stockholder communications.
Code of Ethics
All directors, officers and employees of the Company are expected to act ethically at all times and in accordance with the policies comprising Hill’s Code of Ethics and Business Conduct (the “Code”) which is available on our website at www.hillintl.com, in the “Investor Relations” section, and is available in print to any stockholder upon request. Any waiver or any implicit waiver from a provision of the Code applicable to Hill’s chief executive officer, chief financial officer, controller, or any amendment to the Code must be approved by the Board. We will disclose on our website amendments to, and, if any are granted, any such waiver of, the Code. Hill’s Audit Committee is responsible for applying the Code to specific situations in which questions are presented to it and has the authority to interpret the Code in any particular situation. If, after investigating any potential breach of the Code reported to it, the Audit Committee determines (by majority decision) that a breach has occurred, it will inform the Board of Directors. Upon being notified that a breach has occurred, the Board (by majority decision) will take or authorize such disciplinary or preventive action as it deems appropriate, after consultation with the Audit Committee and/or the Company’s General Counsel, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.
Director Independence
The standards applied by the Board in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, generally provide that a director is not independent if:
(1)
the director is, or has been within the last three years, our employee, or an immediate family member (defined as including a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home), is, or has been within the last three years, one of our executive officers;

(2)
the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(3)
(a) the director is a current partner or employee of a firm that is our internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who works on our audit; or (d) the director or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

(4)
the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

(5)
the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company’s consolidated gross revenues.

In addition to these objective standards, the Board of Directors has adopted a general standard, also in compliance with NYSE rules, to the effect that no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us. In making this determination, the Board considers all relevant facts and circumstances regarding any transactions, relationships and arrangements between Hill and the director, and also between Hill and any company or organization with which the director is affiliated. The Board of Directors has determined that our current independent directors are Arnaud Ajdler, David Sgro, Paul J. Evans, Grant G. McCullagh, Sue Steele and James B. Renacci.
Involvement in Certain Legal Proceedings
In October 2012, Gridiron Capital hired Grant G. McCullagh to serve as Chief Executive Officer of LTC, a general contractor, headquartered in Detroit, Michigan. In May 2014, LTC and its related companies filed for bankruptcy in the State of Delaware. All matters involving management, the board and Gridiron, including Mr. McCullagh were resolved by mediation in 2016.
PROPOSAL 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our stockholders have the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers on an annual basis. This proposal gives our stockholders the ability to express their views on the compensation of our named executive officers as disclosed in this proxy statement.
In connection with this proposal, the Board of Directors encourages stockholders to review in detail the description of the compensation program for our named executive officers that is set forth in the section titled “Executive Compensation” below, as well as the information contained in the compensation tables and narrative discussion in this proxy statement.
As described in more detail in the Executive Compensation section, the guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results as compared to predetermined measures of success. A significant portion of our named executive officers’ total direct compensation is directly contingent upon achieving specific short- and longer-term results that are important to our long-term success and ultimately growth in stockholder value. We supplement our pay-for-performance program with a number of compensation policies that are aligned with the long-term interests of the Company and its stockholders.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:
“RESOLVED, that the shareholders of Hill International, Inc. approve, on an advisory basis, the compensation paid to Hill International’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the Executive Compensation, the compensation tables and the narrative discussion in Hill International’s 2021 Proxy Statement.”
The approval of a majority of shares represented in person or by proxy at the Annual Meeting is required to approve this proposal. Because your vote is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3 — RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
Grant Thornton LLP served as auditor of the financial statements of the Company for the fiscal year ending December 31, 2020. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of Grant Thornton LLP for the fiscal year ending December 31, 2021. Accordingly, the Board of Directors will recommend at the Annual Meeting that the stockholders ratify the appointment by the Board of Directors of Grant Thornton LLP to audit the financial statements of the Company for the current fiscal year ending December 31, 2021. Representatives of that firm are expected to be available at the Annual Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Amended and Restated Bylaws or applicable law, the Board of Directors has determined that requesting ratification by stockholders of its selection of Grant Thornton LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of Grant Thornton LLP, the appointment will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019, respectively. The fees and expenses for services rendered in the past two fiscal years are set forth in the table below. The Audit Committee pre-approved all of these services.
Type of Fees (in thousands)	2020	2019
		Total
Audit Fees (1)	$1,825	$2,001
Audit — Related Fees (2)	39	37
Total Fees	$1,864	$2,038

(1)
Audit fees consist of fees billed and an estimate of fees to be billed for services for the audit of our financial statements and review of our financial statements included in our quarterly reports on Form 10-Q and services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consist of fees incurred for the audit of the Company’s 401(k) plan.

Remediation of Material Weaknesses
As disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2020, management has identified certain deficiencies that rose to the level of a material weakness related to (i) failure to design and maintain policies, procedures and controls to ensure that vendors were properly reviewed, approved and set-up within the Company’s systems and (ii) consistently ensure there were effective and documented review controls over the set-up and monitoring of its estimates at completion calculations for long-term fixed fee contracts (collectively, the “Material Weaknesses”). As a result of these Material Weaknesses, management concluded that, as of December 31, 2020, the Company’s internal control over financial reporting was not effective. Also as disclosed in the annual report on Form 10-K for the year ended December 31, 2020, management previously identified other material weaknesses that were subsequently remediated.

On May 29, 2019, the Company dismissed EisnerAmper as its independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors. Such dismissal was effective on May 29, 2019. Also on May 29, 2019, the Audit Committee of the Board of Directors of the Company selected Grant Thornton to be appointed to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019. During the two fiscal years ended December 31, 2018, and the subsequent interim period through March 31, 2019, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
The audit reports of EisnerAmper on the consolidated financial statements of the Company as of and for the year ended December 31, 2018, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of EisnerAmper LLP on the effectiveness of internal control over financial reporting for the Company included an adverse opinion due to identified material weaknesses as of December 31, 2018 and a disclaimer of opinion due to a scope limitation as of December 31, 2017.
During the two fiscal years ended December 31, 2018, and the subsequent interim period through May 29, 2019, there were no: (1) disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the Material Weaknesses that were previously reported in Item 9A in the Company’s Form 10-K for the year ended December 31, 2018, filed on April 1, 2019, and the Company’s Form 10-K for the year ended December 31, 2017, filed on August 31, 2018, respectively, each of which disclosure is incorporated by reference herein.
The Audit Committee of the Company’s Board of Directors has discussed the Material Weaknesses with EisnerAmper and Grant Thornton. The Company has authorized EisnerAmper to respond fully to the inquiries from Grant Thornton concerning the Material Weaknesses. There are no limitations placed on EisnerAmper or Grant Thornton concerning the inquiry of any matter related to the Company’s financial reporting.
The Company’s management, with oversight from the Audit Committee of the Company’s Board of Directors, is actively engaged in remediation efforts to address the Material Weaknesses. Management has taken and will take a number of actions to remediate the Material Weaknesses as are described in the Company’s annual report on Form 10-K for the year ended December 31, 2020 which description is incorporated by reference herein.
When fully implemented and operational, the Company’s management believes the Company’s measures will remediate the Material Weaknesses identified and strengthen its internal control over financial reporting. The Company is committed to continuing to improve its internal control processes, and will continue to diligently and vigorously review its financial reporting controls and procedures. As the Company’s management continues to evaluate and work to improve its internal control over financial reporting, the Company’s management may determine to take additional measures to address the Material Weaknesses or determine to modify, or in appropriate circumstances not to complete, certain of the remediation measures described in the Company’s annual report on Form 10-K for the year ended December 31, 2020.
Pre-Approval Policy of Audit Services and Permitted Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services and are pre-approved in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairman of the Audit Committee will have the authority to grant pre-approvals of audit and permissible non-audit services by the independent auditors, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent registered public accounting firm and to any consultants, experts or advisors engaged by the Audit Committee.
AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s financial reporting process on behalf of, and reports to, the Board. The Audit Committee has oversight of: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the qualifications and independence of the Company’s registered independent public accounting firm; (d) the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (e) the performance of the Company’s registered independent public accounting firm; and (f) the integrity of the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public. A more complete description of the duties and responsibilities of the Audit Committee is set forth in the Audit Committee’s charter, which has been adopted by the Board. A copy of the Audit Committee Charter can be found in the Company’s website at www.hillintl.com, in the “Investors” section.
Management of the Company has the primary responsibility for the financial reporting process (including establishing and maintaining adequate internal financial controls), for preparing the consolidated financial statements in accordance with U. S. generally accepted accounting principles, and for the report on the Company’s internal control over financial reporting. Grant Thornton, the Company’s independent registered public accounting firm for 2020, is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements for the year ended December 31, 2020 and Grant Thornton’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with Grant Thornton the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with the Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Grant Thornton has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton that firm’s independence. The Audit Committee has reviewed and approved the compatibility of Grant Thornton providing both audit and non-audit services to the Company and its affiliates with Grant Thornton’s independence. The Audit Committee has also reviewed and approved, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for 2020 for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Audit Committee:
Paul Evans (Chairman)
Grant McCullagh
James Renacci
Sue Steele

EXECUTIVE COMPENSATION
As a “smaller reporting company,” the Company has elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, the Company is not required to provide a Compensation Discussion and Analysis, Compensation Committee Report or certain other tabular and narrative disclosures relating to executive compensation.
Our Compensation Philosophy and Guiding Principles
In support of our business and our long-term success, the Company’s compensation program is designed to attract, motivate, reward and retain high-quality executives necessary to continually improve financial performance, achieve profitable growth and enhance stockholder value. To that end, our Compensation Committee (the “Committee”) has developed a compensation philosophy designed to reflect the following principles:
•
There should be a strong link between pay and performance;

•
The interests of our executives should be aligned with those of our stockholders; and

•
Compensation programs should reinforce our business strategy, focus the executive team on priorities and ultimately drive growth in stockholder value.

Named Executive Officers for 2020
•
Raouf S. Ghali, President and Chief Executive Officer. Biographical information as to Mr. Ghali is set forth in Proposal 1, above.

•
Abdo E. Kardous, Regional President (Middle East). Mr. Kardous assumed the post of Regional President, Middle East in April 2018. Mr. Kardous joined Hill in 1997 as part of the Grand Mosque team, was promoted to Vice President in our Dubai office, and then named SVP Middle East. He was key to establishing Hill’s presence across the Gulf Cooperation Council before serving as Hill’s Senior Vice President and Managing Director for the Asia/Pacific Region. Mr. Kardous is a member of both the Chartered Institute of Building (CIOB) and Association for Project Management (API), and has recently served on the Advisory Board of the Chicago based Council of Tall Buildings and Urban Habitat (CTBUH). He holds a B.S., Magna Cum Laude, in Civil Engineering, from the University of Maryland and an M.S. in Civil Engineering from the University of California, Berkley. Mr. Kardous brings more than 30 years of experience to the Middle East region, with expertise in the design, procurement, construction, and delivery of multi-billion-dollar projects in the residential, hospitality, energy, infrastructure, and marine sectors, among others. He was also named Hill Internationals’ Project Manager of the Year in 2001. Age: 61.

•
Todd Weintraub, Chief Financial Officer. Mr. Weintraub has been our Chief Financial Officer since November 2018. Mr. Weintraub has nearly 30 years of experience, including serving as CFO, Corporate Controller, Director of Accounting and Accounting Manager for six publicly traded companies. In addition, Mr. Weintraub has served on the Board of Directors for multiple companies, including International Matex Tank Terminals, Atlantic Aviation, Macquarie Renewable Energy Holdings, Hawaii Gas and Parking Company of America, where he was Chair. As CFO, Mr. Weintraub has been a key contributor whose companies have produced above market shareholder returns. He has a proven track record of implementing effective financial controls and operational improvements, deploying growth capital, executing mergers and acquisitions, managing a portfolio of operating businesses, optimizing capital structure and performing capital markets activities and investor relations. Mr. Weintraub graduated Magna Cum Laude from Siena College in 1990. Age: 57.

2020 Performance-Based Bonuses (Cash)
In 2020 we adopted Annual Incentive Awards for Messrs. Ghali, Kardous and Weintraub that are tied to achieving a balance of metrics aligned with our 2020 financial and strategic priorities: (i) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) performance; (ii) sales; and (iii) gross collections and days outstanding. Bonus payout thresholds were as set forth below:
	EBITDA
Level	Performance (% of “Target Performance”)	Payout (% of Target Pay Opportunity)
Below Threshold	<79.9%	0%
Threshold	79.9%	20%
Target	100%	100%
High Target	114.9%	200%
Maximum	129.9%	300%
	Sales
Level	Performance (% of “Target Performance”)	Payout (% of Target Pay Opportunity)
Below Threshold	<91.5%	0%
Threshold	91.5%	50%
Target	100%	100%
Maximum	115.9%	200%
	Gross Collections / Days Outstanding — Company-wide
Level	Average Number of Days Outstanding	Performance (% of “Target Performance”)	Payout (% of Target Pay Opportunity)
Below Threshold	>195	>102.6%	0%
Threshold	195	102.6%	50%
Target	190	100%	100%
Maximum	185	97.4%	200%
	Gross Collections / Days Outstanding — ME/APAC
Level	Average Number of Days Outstanding	Performance (% of “Target Performance”)	Payout (% of Target Pay Opportunity)
Below Threshold	>220	>104.7%	0%
Threshold	220	104.7%	50%
Target	210	100%	100%
Maximum	200	95.2%	200%
Note: Payouts will be calculated linearly for achieving between the threshold and the maximum percentage of the Target Performance.
For 2020, we set a target EBITDA of $25.734 million, with a threshold of $20.587 million, a target sales amount of $410 million, with a threshold of $375 million, and a target of gross collections / days outstanding within the geographic area where each NEO has responsibility (“DSO”), with such amounts set forth in the tables above. The target DSOs applicable to Mr. Kardous is based on the ME/APAC DSO. The target DSOs applicable to each of Messrs. Ghali and Weintraub was the 2020 Company-wide DSO, as each such NEO is not assigned to a specific geographic area. The Annual Incentive Awards for Messrs. Ghali, Kardous and Weintraub are based 55% on EBITDA, 35% on sales and 10% on DSOs.

2020 Performance-Based Bonuses: Metrics, Weight and Achievement
		Financial Objectives
Metric	Metric Weight	Threshold	Target	High Target	Maximum	2020 Metric	Bonus Payout Factor
EBITDA	55%	$20.587 million	$25.734 million	$29.594 million	$33.454 million	$19.0 million	0%
Sales Performance	35%	$375.0 million	$410.0 million	n/a	$475.0 million	$370.0 million	0%
DSOs
— Raouf S. Ghali	10%	195	190	n/a	185	143	200%
— Abdo E. Kardous	10%	220	210	n/a	200	201	190%
— Todd Weintraub	10%	195	190	n/a	185	143	200%
2020 Performance-Based Bonuses: Threshold, Target, Maximum and Actual Payouts
Name	2020 Target Award	2020 Threshold Award	2020 Maximum Award	Total Weighted Bonus Payout Factor	2020 Actual Award
Raouf S. Ghali	$675,000	$226,125	$1,721,250	20.0%	$135,000
Abdo E. Kardous	100,000	33,500	255,000	19.0%	19,000
Todd Weintraub	205,000	68,675	522,750	20.0%	41,000
2020 Long-Term Incentive Awards (Equity)
The Long-Term Incentive Awards granted to Messrs. Ghali, Kardous and Weintraub in 2020 were comprised of restricted stock units in an amount equal to a fixed cash value based upon the closing trade price on the date such restricted stock units are granted. These Long-Term Incentive Awards will vest in two tranches. The first tranche will vest over time in three equal portions on the first, second and third anniversaries of the grant date, provided the officer is then an employee of the Company. The second tranche of the restricted stock units is performance based and will vest if the Company achieves certain target EBITDA amounts (as set forth in the second table below) in each of fiscal years 2020, 2021 or 2022; once the Company achieves the specified EBITDA amount, the number of restricted stock units (according to the payout column in the second table below) vest and will be issued on the third anniversary of the grant date, regardless of whether the NEO remains an employee of the Company.

2020 Long-Term Incentive Award Opportunity Value
Name	Long-Term Incentive Award Amount Fixed Cash Value	Target Number of Shares to be Issued Upon Settlement of RSUs	Aggregate Grant Date Fair Value of Time-Based RSUs	Total Number of Shares to be Issued Upon Settlement of Time-Based RSUs	Aggregate Grant Date Fair Value of Performance- Based RSUs (1)	Total Number of Shares to be Issued Upon Settlement of Performance- Based RSUs
Raouf S. Ghali	$900,000	274,390	$450,000	137,915	—	137,195
Abdo E. Kardous	150,000	45,731	112,500	34,298	—	11,432
Todd Weintraub	220,000	67,073	110,000	33,537	—	33,536

(1)
The amounts reported in this column reflect the aggregate grant date fair value of the performance-based RSUs calculated in accordance with ASC 718.

Level	Performance (EBITDA over vesting period)	Payout (% of Restricted Stock Opportunity)
Below Threshold	<$33,000,000	0%
Threshold	33,000,000	50%
Target	38,000,000	100%
Maximum	43,000,000	200%
Note: Payouts will be calculated linearly for achieving an EBITDA between $33 million and $43 million.
2019 Performance-Based Bonuses (Cash)
In 2019 we adopted Annual Incentive Awards for Messrs. Ghali, Kardous and Weintraub tied to achieving a balance of metrics aligned with our 2019 financial and strategic priorities: (i) EBITDA performance; (ii) sales; and (iii) a reduction in the number of sales days outstanding. For 2019, we set a target EBITDA of $24 million, with a threshold of $20 million; a target sales amount of $425 million, with a threshold of $375 million; and a target reduction in collections within the geographic area where each NEO has responsibility over the prior 2-year DSO average of 5%, with a threshold of 3%. The target increase in DSOs applicable to each of Messrs. Ghali and Weintraub was the 2019 Company-wide DSO, as each such NEO is not assigned to a specific geographic area. The 2019 Annual Incentive Awards for Messrs. Ghali, Kardous and Weintraub were based 45% on EBITDA, 45% on sales and 10% on DSOs.
2019 Performance-Based Bonuses: Threshold, Target, Maximum and Actual Payouts
Name	2019 Target Award	2019 Threshold Award	2019 Maximum Award	Total Weighted Bonus Payout Factor	2019 Actual Award
Raouf S. Ghali	$675,000	$246,375	$1,653,750	96.3%	$650,005
Abdo E. Kardous	88,680	32,368	217,266	106.9%	94,795
Todd Weintraub	205,000	74,825	502,250	96.3%	197,409
2019 Long-Term Incentive Awards (Equity)
The Long-Term Incentive Awards granted to Messrs. Ghali, Kardous and Weintraub in 2019 were comprised of restricted stock units in an amount equal to a fixed cash value based upon the closing trade price on the date such restricted stock units are granted. These Long-Term Incentive Awards will vest in two tranches. The first tranche has vested and will continue to vest over time in three equal portions on the first, second and third anniversaries of the grant date, provided the officer is then an employee of the Company. The second tranche of the restricted stock units is performance based and has vested and will continue to vest based upon the Company’s achievement of certain target EBITDA amounts (as set forth in the second table below) in each of fiscal years 2019, 2020 or 2021; once the Company achieves the specified EBITDA amount, the number of restricted stock units (according to the payout column in the second table below) vest and will be issued on the third anniversary of the grant date, regardless of whether the NEO remains an employee of the Company.
2019 Long-Term Incentive Award Opportunity Value
Name	Long-Term Incentive Award Amount Fixed Cash Value	Target Number of Shares to be Issued Upon Settlement of RSUs	Aggregate Grant Date Fair Value of Time-Based RSUs	Total Number of Shares to be Issued Upon Settlement of Time-Based RSUs	Aggregate Grant Date Fair Value of Performance- Based RSUs (1)	Total Number of Shares to be Issued Upon Settlement of Performance- Based RSUs
Raouf S. Ghali	$900,000	278,638	$450,000	139,319	—	139,319
Abdo E. Kardous	88,680	27,460	66,521	20,595	—	6,865
Todd Weintraub.	205,000	63,468	102,500	31,734	—	31,734

(1)
The amounts reported in this column reflect the aggregate grant date fair value of the performance-based RSUs calculated in accordance with ASC 718.

Level	Performance (EBITDA over vesting period)	Payout (% of Restricted Stock Opportunity)
Below Threshold	<$35,000,000	0%
Threshold	35,000,000	50%
Target	40,000,000	100%
Maximum	45,000,000	200%
Note: Payouts will be calculated linearly for achieving an EBITDA between $35 million and $45 million.
2020 Compensation Governance Practices
We are committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our stockholders. We have implemented many best practices with respect to the compensation of our NEOs including:
1.
A significant portion of our executives’ target compensation opportunity is related to short- and longer-term performance based upon and tied to pre-established performance goals and the performance of our share price

2.
Total direct compensation opportunity for all of our NEOs is targeted at or below the market median;

3.
Double-trigger” severance payments for executive officers requiring both a change of control and termination of employment;

4.
Limited use of employment agreements;

5.
Shifted the compensation for the majority of our executive officers by reducing salary by 15% and granting Annual Incentive Award opportunities as well as Long-Term Incentive Award opportunities which are each equal to 15% of the respective pre-reduction salary;

6.
Other than our CEO, continued awarding long-term incentive awards in the form of restricted stock units, rather than stock options; and

7.
Robust stock ownership guidelines (CEO at 6x salary).

Practices we avoid with respect to the compensation of our NEOs include:
1.
Limited perquisites provided to our executive officers;

2.
No excise tax gross-ups related to change-in-control severance benefits;

3.
No speculative trading of Company stock;

4.
No hedging transactions;

5.
No repricing of stock options; and

6.
No unapproved pledging of Company stock.

Summary Compensation Table
The following table contains information concerning the annual compensation for our NEOs during 2020 and 2019.
Summary Compensation Table
Name and Principal Position	Year	Salary $	Bonus $(1)	Stock Awards $(2)	Option Awards $(3) (4)	Non-Equity Incentive Plan Compensation $(5)	All Other Compensation $(6)	Total $
Raouf S. Ghali,	2020	725,000	—	450,000	—	135,000	33,855	1,343,855
President and Chief Executive Officer	2019	650,000	—	450,000	440,000	650,005	33,705	2,223,710

Abdo E. Kardous,	2020	525,000	—	112,500	—	19,000	20,733	677,233
Regional President (Middle East)	2019	502,518	322,009	66,521	—	94,795	20,079	1,005,922

Todd Weintraub,	2020	410,000	—	110,000	—	41,000	17,100	578,100
Chief Financial Officer	2019	400,000	—	102,500	—	197,409	33,762	733,671

(1)
The amounts reported in this column reflect the achievement of awards under the Company’s Key Employee Retention Bonus Plan. The Key Employee Retention Bonus Plan provided participants a specified cash bonus if such participant remained an employee from June 2017 to June 2019. Participants were given the opportunity to elect to receive equity in lieu of all or a portion of the cash bonus at a fifteen percent (15%) discount to the market price of the Company’s common stock on the date of achievement.

(2)
The amounts reported in this column reflect the aggregate grant date fair value of grants of Long-Term Incentive Awards calculated in accordance with ASC 718. In 2020, Messrs. Ghali, Kardous and Weintraub were granted time-vested restricted stock units with a value of $450,000, $112,500 and $110,000, respectively. These units will vest one-third annually over the three-year period following the grant date. Messrs. Ghali, Kardous and Weintraub were also granted performance-based restricted stock units with a fixed cash value on the grant date of $450,000, $37,500 and $110,000, respectively. For 2019 and 2020, the Company’s EBITDA and CAGR were below the applicable thresholds for each of the 2020, 2019 and 2018 restricted stock units, and the Company did not recognize any compensation expense for the year ended December 31, 2020 related to the performance-based Long-Term Incentive Awards. Please refer to the sections above entitled “2020 Long-Term Incentive Awards (Equity)” and “2019 Long-Term Incentive Awards (Equity)” for additional information on the Long-Term Incentive Awards.

(3)
The amounts reported in this column reflect the aggregate grant date fair value of grants of stock options calculated in accordance with ASC 718. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock priced over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the named executive officer will correspond to the amount shown.

(4)
The Black-Scholes option valuation model is used to estimate the fair value of the options in accordance with ASC 718. For a discussion of the assumptions used, see Note 11 to the Company’s 2020 consolidated financial statements included in this Annual Report on Form 10-K.

(5)
The amounts reported in this column for 2020 reflect the payment of Annual Incentive Awards, paid in 2021 related to 2020 performance. Please refer to the sections above entitled “2020 Performance-Based Bonuses (Cash)” and “2019 Performance-Based Bonuses (Cash)” for additional information on the Annual Incentive Awards.

(6)
This amount includes Company-paid contributions to a 401(k) Plan, health insurance premiums, life insurance premiums and vehicle and parking benefits that are available to all employees of similar employment status, if elected. For Mr. Weintraub, this amount also includes relocation expenses, travel expenses and certain lodging expenses.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table presents information with respect to outstanding equity awards held by our named executive officers as of December 31, 2020.
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price	Option expiration date	Equity Incentive Plan: Awards: Number of unearned shares, units or other rights that have not vested (#)		Equity Incentive Plan Awards: Market value of unearned shares, units or other rights that have not vested ($)
Raouf S. Ghali	200,000	—	(1)	4.03	1/27/2022
	200,000	50,000	(2)	4.00	4/2/2023
	150,000	100,000	(3)	4.65	3/08/2024
	166,667	333,333	(4)	3.13	6/11/2024
						110,023	(5)	211,244
						139,319	(6)	263,414
						92,879	(7)	178,328
						137,195	(8)	263,414
						137,195	(9)	263,414
Abdo E. Kardous						110,023	(5)	211,244
						6,865	(6)	13,181
						13,730	(7)	26,362
						11,432	(8)	21,949
						34,296	(9)	65,848
Todd Weintraub						1,685	(10)	3,236
						31,734	(6)	60,929
						21,156	(7)	40,620
						33,536	(8)	64,389
						33,537	(9)	64,391

(1)
These options were granted on January 27, 2015 and vested at the rate of 20% per year with vesting dates of January 27, 2016, 2017, 2018, 2019 and 2020.

(2)
These options were granted on April 2, 2016 and vested at the rate of 20% per year with vesting dates of April 2, 2017, 2018, 2019, 2020 and 2021.

(3)
These options were granted on March 8, 2017 and have vested and will continue to vest at the rate of 20% per year with vesting dates of March 8, 2018, 2019, 2020, 2021 and 2022.

(4)
These options were granted on June 11, 2019 and have vested and will continue to vest at the rate of 33.3% per year with vesting dates of June 11, 2020, 2021 and 2022.

(5)
Represents restricted stock units (“RSUs”) issued under the Hill International Inc. 2017 Equity Incentive Plan which entitle each participant to receive one unit of restricted stock each. On March 7, 2018, Messrs. Ghali and Kardous were awarded units of restricted stock that are subject to cliff vesting on the three year anniversary of the date the units were awarded, or March 7, 2021 (the “2021 Cliff Vesting Date”). Such awards expired without vesting.

(6)
Represents RSUs issued under the Hill International Inc. 2017 Equity Incentive Plan which entitle each participant to receive one unit of restricted stock each. On January 10, 2019, Messrs. Ghali, Kardous and Weintraub were awarded units of restricted stock that are subject to cliff vesting on the three year anniversary of the date the units were awarded, or January 10, 2022 (the “2022 Cliff Vesting Date”). Such portion of the awards will vest on the conditions that each employee remain with the Company during the three-year period until the 2022 Cliff Vesting Date and that specified performance goals are achieved. Because the Company did not estimate that the conditions under any of the performance level ranges would be met, there was no such compensation expense recorded for the year ended December 31, 2019. Please refer to the section entitled “2019 Long-Term Incentive Awards (Equity)” for additional information.

(7)
Represents RSUs issued under the Hill International Inc. 2017 Equity Incentive Plan which entitle each participant to receive one unit of restricted stock each. On January 10, 2019, Messrs. Ghali, Kardous and Weintraub were awarded units of restricted stock that will vest over time in three equal portions on the first, second and third anniversaries of the grant date, provided the officer is then an employee of the Company.

(8)
Represents restricted stock units (“RSUs”) issued under the Hill International Inc. 2017 Equity Incentive Plan which entitle each participant to receive one unit of restricted stock each. On January 13, 2020, Messrs. Ghali, Kardous and Weintraub were awarded units of restricted stock that are subject to cliff vesting on the three year anniversary of the date the units were awarded, or January 13, 2023 (the “2023 Cliff Vesting Date”). Such awards will vest on the conditions that each employee remain with the Company during the three-year period until the 2023 Cliff Vesting Date and that specified performance goals are achieved. Because the Company did not estimate that the conditions under any of the performance level ranges would be met, there was no such compensation expense recorded for the year ended December 31, 2020. Please refer to the section entitled “2020 Long-Term Incentive Awards (Equity)” for additional information.

(9)
Represents RSUs issued under the Hill International Inc. 2017 Equity Incentive Plan which entitle each participant to receive one unit of restricted stock each. On January 13, 2020, Messrs. Ghali, Kardous and Weintraub were awarded units of restricted stock that will vest over time in three equal portions on the first, second and third anniversaries of the grant date, provided the officer is then an employee of the Company.

(10)
Represents deferred stock units (“DSUs”) which entitle the holder to receive one share of common stock each. These DSUs were granted on November 7, 2018 and have vested and will continue to vest in equal one-third installments annually with vesting dates of November 7, 2019, 2020 and 2021.

2015 Senior Executive Retention Plan
On January 27, 2015, the Board adopted the Hill International, Inc. 2015 Senior Executive Retention Plan (the “2015 Retention Plan”) which became effective immediately. The Board adopted the 2015 Retention Plan as part of its effort to minimize distractions to certain executives created by a pending or threatened change in control and to provide such executives with compensation and benefit arrangement upon a change in control which ensure that the executives’ expectations will be satisfied. The 2015 Retention Plan provides certain severance benefits during the two-year period immediately following a change in control (as defined in the 2015 Retention Plan) to certain senior officers of the Company as selected by the Board in the event of (i) involuntary termination of employment by the Company other than for certain events constituting “cause” set forth in the 2015 Retention Plan, or (ii) voluntary resignation for good reason (as defined in the 2015 Retention Plan). Under the 2015 Retention Plan, following a qualifying termination, the participant will receive (i) a lump-sum payment of an amount equal to one year of the executive’s then base annual salary, payable within 30 days after the effective date of the event giving rise to the benefits under the 2015 Retention Plan, and (ii) if the executive’s employment is terminated by the Company “without cause” or by the executive for “good reason” during the two-year period immediately following a change in control, any and all stock options, stock grants or other equity-based compensation granted to such executive will immediately vest. If required by Internal Revenue Code Section 409A, payments or benefits to certain executives may be delayed by up to 6 months from the date of termination. A participant that is a party to any employment agreement or other arrangement with the Company providing for severance is not eligible to receive benefits under the Plan unless he or she waives any rights to such other severance.
As of December 31, 2020, there were no Participants under the 2015 Retention Plan.
2016 Executive Retention Plan
Effective November 3, 2016, the Board adopted the Company’s 2016 Executive Retention Plan (the “2016 Retention Plan”) which provides for the payment of severance benefits by the Company to certain designated employees (each a “Participant”) whose employment is permanently terminated due to an Involuntary Termination (as defined in the 2016 Retention Plan). Upon termination of a Participant’s employment by the Company without “Cause” (as set forth in the 2016 Retention Plan) or by the Participant for “Good Reason” (as defined in the 2016 Retention Plan), the Company will be required to pay to the Participant a lump sum cash payment in an amount equal to one times the Participant’s base salary at such time; notwithstanding the foregoing, if the termination is within one year following a Change in Control (as defined in the 2016 Retention Plan), the Company will be required to pay to the Participant a lump sum cash payment in an amount equal to two times the Participant’s base salary at such time and any and all unvested stock options, stock grants or other stock based compensation granted to the Participant shall then immediately vest.
As of December 31, 2020, Messrs. Ghali and Kardous were designated as participants under the 2016 Retention Plan. For Mr. Ghali, he is entitled to a lump sum cash payment in an amount equal to two times his base salary upon termination of his employment by the Company without “Cause” (as set forth in the 2016 Retention Plan) or by him for “Good Reason” (as defined in the 2016 Retention Plan).

DIRECTOR COMPENSATION
Other than our President and CEO, whose compensation as such is reflected on the Summary Compensation Table above, the table below details the compensation paid to our directors for their service as a director in 2020. The Board pays each non-employee director $120,000 for his or her service, of which $48,000 is payable in cash and $72,000 is payable in deferred stock units. Also, the Chairman of the Board receives an additional annual retainer of $40,000, payable in cash. The Chairman of the Compensation Committee and the Chairman of the Governance and Nominating Committee each continue to receive an additional annual committee chairman’s fee of $5,000 payable in cash, and the Chairman of the Audit Committee continues to receive an additional annual committee chairman’s fee of $10,000 payable in cash. Directors may elect to receive deferred stock units in lieu of a cash payment. On April 23, 2020, the Board approved a 20% reduction in total compensation to be paid to each of its members in 2020, which reduction was applied solely to the cash portion of director compensation received for the remainder of calendar year 2020 following April 23, 2020.
	Fees Earned or paid in Cash $	Stock Awards $(1)	Total $
David Sgro	48,000	96,000	144,000
Arnaud Ajdler (2)	—	112,500	112,500
Paul J. Evans	39,000	78,000	117,000
Grant McCullagh (2)	24,000	84,000	108,000
Sue Steele	36,000	75,000	111,000
James B. Renacci	36,000	72,000	108,000

(1)
The amounts reported in these columns reflect the aggregate grant date fair value of stock awards, grants of stock options and grants of deferred stock units (“DSUs”) calculated in accordance with ASC 718. The amounts for options and DSUs do not reflect compensation actually received by the director. The actual value, if any, that a director may realize from an option award is contingent upon the excess of the stock price over the exercise price, if any, on the date the option is exercised; the actual value that a director may realize from a DSU is contingent upon the stock price on the date the DSU is settled following the termination of a director’s service on the Board. Thus, there is no assurance that the value eventually realized by the director will correspond to the amount shown.

(2)
Each of Mr. Ajdler and Mr. McCullagh elected to receive DSUs in lieu of their respective cash payments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table shows information regarding the beneficial ownership of our common stock, which is our only class of stock outstanding, as of April 23, 2021, unless otherwise stated in a footnote to the table below, by each person or entity known by us to beneficially own more than five percent (5%) of our common stock, by our directors, by our named executive officers and by all our directors and executive officers as a group. For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within 60 days. Unless otherwise indicated, the address of each of the beneficial owners is c/o Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103. As of April 23, 2021, there were 56,626,168 shares of our common stock outstanding.
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number of Shares	Percent
Arnaud Ajdler and Engine Capital Management 1370 Broadway, 5 Floor, New York, NY 10016	5,855,651(1)	10.3%

Ancora Advisors, LLC 6060 Parkland Boulevard, Suite 200, Cleveland, OH 44124	4,273,778(2)	7.5%

Irvin E. Richter 54 Fries Lane, Cherry Hill, NJ 08003	3,187,461(3)	5.6%

David L. Richter and Richter Capital LLC 274 Carter Road, Princeton, NJ 08540	2,904,105(4)	5.1%

NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Raouf S. Ghali	1,037,397(5)	1.8%
Abdo E. Kardous	44,948(6)
Todd Weintraub.	112,438(7)
David Sgro	528,121(8)	*
Paul J. Evans	313,676(9)	*
Grant G. McCullagh	94,129(10)	*
James B. Renacci	93,113(11)	*
Sue Steele	71,775(12)	*
All directors and executive officers as a group (10 persons)	8,431,445	14.7%

(1)
Mr. Ajdler holds 269,747 shares of stock directly, including 130,761 shares issuable upon settlement of deferred stock units held by Mr. Ajdler. Mr. Ajdler is the managing member of Engine Capital Management, LLC (“Engine Management”), Engine Investments, LLC (“Engine Investments”) and Engine Investments II, LLC (“Engine Investments II”). Engine Management is the investment manager of each of Engine Airflow Capital, L.P. (“Engine Airflow”), Engine Capital, L.P. (“Engine Capital”), and Engine Jet Capital, L.P. (“Engine Jet”). Engine Investments is the general partner of each of Engine Capital and Engine Jet, and Engine Investments II is the general partner of Engine Airflow. Engine Airflow owns 465,064 shares, Engine Capital owns 2,513,689 shares and Engine Jet owns 2,201,138 shares of the Company’s common stock. Mr. Ajdler disclaims beneficial ownership in such securities except to the extent of his pecuniary interest therein. The beneficial ownership information is based solely upon the Form 4 filed with the SEC on April 13, 2021 and the Schedule 13 D/A filed with the SEC on March 9, 2018.

(2)
The beneficial ownership information is based solely upon the Schedule 13D/A filed with the SEC on June 11, 2019 and information available to the Company.

(3)
The beneficial ownership information is based solely upon the Schedule 13G filed with the SEC on August 25, 2020. The Company has requested an update on ownership and Mr. Richter has not responded

(4)
The beneficial ownership information is based solely upon the Schedule 13D/A filed with the SEC on July 10, 2018. The Company has requested an update on ownership and Mr. Richter has not responded.

(5)
Includes 816,667 shares issuable upon the exercise of options held by Mr. Ghali, 20,942 shares of common stock held in the Company’s 401(k) Plan and 14,017 shares of common stock held in the Company’s employee stock purchase plan.

(6)
Includes 15,000 shares issuable upon the exercise of options held by Mr. Kardous.

(7)
Includes 5,056 shares issuable upon settlement of deferred stock units held by Mr. Weintraub.

(8)
Includes 167,971 shares issuable upon the settlement of deferred stock units held by Mr. Sgro and 360,150 shares held by Jamarant Capital, L.P., of which Mr. Sgro is a Managing Member. Mr. Sgro disclaims beneficial ownership of the shares held by Jamarant Capital, L.P. The beneficial ownership information is based solely upon a Form 4/A filed with the SEC on February 25, 2021.

(9)
Includes 107,981 shares issuable upon the settlement of deferred stock units held by Mr. Evans.

(10)
Includes 94,129 shares issuable upon settlement of deferred stock units held by Mr. McCullagh. The beneficial ownership information is based solely upon the Form 4 filed with the SEC on March 5, 2021.

(11)
Comprised of 43,113 shares of common stock to be issued upon settlement of deferred stock units held by Mr. Renacci.

(12)
Comprised of 71,775 shares of common stock to be issued upon settlement of deferred stock units held by Ms. Steele.

Equity Compensation Plan Information
The following table provides information as of December 31, 2020 for common shares (in thousands) of the Company that may be issued under our 2008 Employee Stock Purchase Plan and our 2017 Equity

Compensation Plan. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2021 for further information related to these plans.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (1)
Plan Category	A	B	C
Equity compensation plans approved by security holders	4,015	$3.52	2,242
Equity compensation plans not approved by security holders	—	—	—
Total	4,015	$3.52	2,242

(1)
As of December 31, 2020, the Company had 922 shares remaining available for future issuance under our 2008 Employee Stock Purchase Plan and 1,320 shares remaining available for future issuance under our 2017 Equity Compensation Plan. Future grants are no longer available under our 2006 Employee Stock Option Plan or our 2009 Non-Employee Director Stock Grant Plan.

Other Matters
The Board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the annual meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto, in what according to their judgment is in the interests of Hill and its stockholders.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. To the Company’s knowledge based on a review of copies of such reports furnished to Hill and on written representations made by such persons, all of the Company’s directors, executive officers and beneficial owners of more than 10% of our common stock have complied with all Section 16(a) filing requirements with respect to 2020, except Grant McCullagh (4 transactions), Arnaud Ajdler (5 transactions), David Sgro (1 transaction), Paul J. Evans (2 transaction) and William H. Dengler, Jr. (1 transaction).
Annual Report
In addition to the proxy statement and proxy card, a copy of the Company’s 2020 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and which is not part of the proxy soliciting material, is enclosed. The 2020 Annual Report is being furnished to our stockholders without the exhibits to the Form 10-K. The Company will provide at no charge a copy of the exhibits to any stockholder upon request. Stockholders may under some circumstances be responsible for the Company’s reasonable expenses in furnishing such exhibits.
Stockholders who directly hold their shares of Hill and who previously have elected not to receive an annual report for a specific account may request Hill to promptly mail the 2020 Annual Report to that account by writing to William H. Dengler, Jr., Corporate Secretary, at the Company’s principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; or by calling Hill’s investor relations consultant, The Equity Group, Inc., at (212) 836-9600.

Delivery of Documents to Stockholders Sharing an Address
If you are the beneficial owner, but not the record holder, of shares of Hill common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and the 2020 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. Hill will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the 2020 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request in writing to William H. Dengler, Jr., Corporate Secretary, at the Company’s principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; or by calling Hill’s Investor Relations consultant, The Equity Group, Inc., at (212) 836-9600.

ANNUAL MEETING OF STOCKHOLDERS OF HILL INTERNATIONAL, INC. JUNE 7, 2021 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at: www.hillintl.com in the “Investors” section. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x To elect the following persons to the Board of Directors of the Company for the term described in the Proxy Statement: Advisory vote to approve the Company’s named executive officer compensation FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) Arnaud Ajdler O Raouf S. GhaliRatification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021 The undersigned acknowledges receipt from Hill International, Inc. prior to the execution of this Proxy of a Notice of 2021 Annual Meeting and a Proxy Statement dated April 30, 2021. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Mark here if you plan to attend the Annual Meeting. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HILL INTERNATIONAL, INC.PROXY FOR 2021 ANNUAL MEETING OF STOCKHOLDERS JUNE 7, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Hill International, Inc. hereby appoints Raouf S. Ghali and William H. Dengler, Jr. and each of them, with full power of substitution, as proxies to vote the shares of stock which the undersigned could vote if personally present at the 2021 Annual Meeting of Stockholders of Hill International, Inc. to be held on June 7, 2021, at 10:00 a.m. Eastern Time, at One Commerce Square, 2005 Market St., 1st Floor, Philadelphia, PA 19103, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. When properly executed, this proxy will be voted in the manner directed herein. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors. If no direction is made, this proxy will be voted “FOR” each of the nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3. (Continued and to be signed on the reverse side)